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                                                                    EXHIBIT 10.1


                                                          [California Net Lease]

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made this 5th day of June, 1995, between Security Capital Industrial Trust ("Landlord"), and the Tenant named below.

Tenant:                                                     Phase Metrics, Inc., a California corporation

Tenant's representative, address, and phone no.:            Ron Miyahara, 47600 Westinghouse Drive, Fremont,
                                                            CA 94539, (510/226-4800)

Premises:                                                   Approximately 72,080 square feet as shown on
                                                            Exhibit A.

Project:                                                    Bayside Corporate Center, Phase I (see Exhibit A)

Building (if not the same as the Project):                  All of Building B commonly known as 47639
                                                            Fremont Boulevard and all of Building C commonly
                                                            known as 47655 Fremont Boulevard

Tenant's Proportionate Share of Project:                    70.34%

Tenant's Proportionate Share of Building B:                 100%

Tenant's Proportionate Share of Building C:                 100%

Lease Term:                                                 Beginning on the Commencement Date and ending
                                                            on the last day of the 60th full calendar month
                                                            thereafter.

Commencement Date:                                          October 9, 1995

Initial Monthly Base Rent:                                                                                     $51,537

Initial Estimated Monthly Operating Expense                 1.       Utilities:        N/A
Payments: (estimates only and subject to adjustment
to actual costs and expenses according to the               2.       Common Area Charges:       $2,883
provisions of this Lease)
                                                            3.       Taxes:                     $7,712

                                                            4.       Insurance:                 $217

                                                            5.       Others:                    N/A

Initial Estimated Monthly                                                                                      $10,813
  Operating Expense Payments:

Initial Monthly Base Rent and                                                                                  $62,350
  Operating Expense Payments:

Security Deposit:                                                    $51,537

Broker:                                                              Chip Sutherland, CB Commercial
                                                                     Scott Newman, CB Commercial

Addenda:                                                             Addendums 1, 2, 3, 5, 6, and 7, Exhibits
                                                                     A, B, C, D and E

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      1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

      2. ACCEPTANCE OF PREMISES. Landlord agrees to install the tenant improvements (the "Initial Tenant Improvements") described in the Construction Addendum attached hereto as Addendum 2 and Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances and regulations. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for any punchlist items agreed to in writing by Landlord and Tenant. In no event shall Landlord be liable for any defects in the Premises (except as set forth in this Paragraph 2 of the Lease) or for any limitation on its use (except as a direct result of construction defects).

            Landlord shall deliver the Premises to Tenant clean and free of debris on the Commencement Date and warrants to Tenant (which warranty shall survive for a period of one year following the Commencement Date) that the existing structural portions of the Premises including roof, roof membranes and surface, foundations, exterior walls, support beams, plumbing, fire sprinkler system, lighting, HVAC, window seals, electrical systems, and loading doors, if any, in the Premises shall be in good operating condition on the Commencement Date. If a non-compliance exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's cost and expense.

            The Building and that portion of the Premises already constructed and to be constructed by Landlord or Landlord's contractor, have been or will be constructed in material compliance with all current governmental regulations, ordinances, and laws including zoning and building codes, regulations and ordinances and all applicable covenants and restrictions of record which are in effect on or prior to the completion of the buildout of the Tenant Improvements, including the provisions of Title III of the Americans with Disabilities Act as they may apply to the Building and that portion of the Premises already constructed.

            Landlord will be fully responsible for making all alterations and repairs to the Building and the Premises at its cost (which shall not be included as Operating Expenses), resulting from or necessitated by the failure by Landlord, Landlord's contractor, the Building or the Premises to comply with such governmental regulations, ordinances and laws, all as in effect as of the Commencement Date only, provided that such non-compliance is not the result of Tenant's use or occupancy of the Building or the Premises.

      3. USE. The Premises shall be used only for the purpose of receiving, light manufacturing, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.

            Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. No use shall be made of the Premises that would constitute the Project as a place of public accommodation under the Americans with



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Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time (the "ADA"); and Tenant shall cause the Premises (and, to the extent required by improvements to the Premises, the Project) to comply with the ADA. All improvements constructed pursuant to the Construction Addendum shall comply, as of the Commencement Date, with the ADA; provided, however that Landlord shall not be required to make any improvements which may be required if the Premises are to be used as a place of public accommodation.

            Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations, all as reasonably determined by Landlord, to emanate from the Premises, or take any other action that, in the reasonable opinion of Landlord, would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Project. Landlord has inspected Tenant's warehouse space located at 47600 Westinghouse Drive, Fremont, California, and does not believe that the operations at such site would constitute a nuisance if such operations occurred in the Project. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use of the Premises, then Tenant shall pay the amount of such increase to Landlord.

      4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease.

            If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 3 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. Notwithstanding the above, Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be give at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period or five times over the term of the Lease.

      5. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date hereof the Security Deposit, which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5. Tenant shall have no obligation or liability to any person or entity which assumes Landlord's interest in this Lease, the Premises or Project to pay any additional Security Deposit if Landlord falls to transfer such Security Deposit to such person or entity.



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      6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance and repair of the roof of Building B or Building C; maintenance and repair of all common area portions of the Project, including without limitation, paving and parking areas, roads, alleys, and driveways, mowing, landscaping, exterior painting of the Premises, utility lines, mechanical systems serving the Premises or the common areas and other items described in Paragraph 11 below; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager in an amount not to exceed the "market rate" in Fremont, California, including any affiliate of Landlord, or if there is no property manager, an administration fee of 5 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project in order to comply with applicable laws or codes (not in effect as of the Commencement Date) as amended from time to time or that are appropriate to the continued operation of the Project as a bulk warehouse facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include the following matters: costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, the costs of renovating space for tenants expenses of initial development and construction, including, but not limited to, grading, paving, landscaping and decorating; expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, warrantor, or otherwise); losses which would have been insured losses if Landlord had carried the insurance required of Landlord under this Lease; legal expenses arising out of the initial construction of the Premises, or any tenant improvements or disputes with other tenants of the Project; the cost of any work or service performed for or facilities furnished to Tenant at Tenant expense; any cost or expense representing an amount paid to an entity affiliated in any way with Landlord which is in excess of the market rate for such work or service; any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise; any costs related to the sale or financing of the Premises, or any part thereof; costs relating to the disposition of Hazardous Materials (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); Landlord's advertising or promotional costs or charitable contributions; any costs or expenses incurred in connection with any voluntary/traffic mitigation actions; costs of maintenance, repair or replacements covered by warranty; costs of correcting latent or patent defects in the construction of the Building, the Premises or the Project, and any fines, penalties or interest charged against Landlord.

            Within a reasonable period after the conclusion of each calendar year (or more frequently, if desired by Landlord) Landlord shall furnish Tenant with a statement (the "Operating Expense Statement") showing in reasonable detail the Operating Expense for the appropriate period. If Tenant's total payments for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within 30 days after demand. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual Operating Expenses for such year, Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only



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to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that vanes with the occupancy of the Project. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. At any time within 3 months after Landlord has issued an Operating Statement, and after at least 2 days prior written notice to Landlord, Tenant will have the right, during normal business hours, to review and audit the books and records of Landlord (at the office of Landlord at which such books and records are routinely maintained) relating to such Operating Expense Statement only, in order to verify the sums paid by Tenant for Operating Expenses.

      7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have the right to cause at Tenant's expense any of said services to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Except as set forth below, Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder. If an interruption or cessation of utilities occurs and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives Landlord notice of such interruption until such utilities are restored. Tenant agrees to limit use of water and sewer for normal restroom use and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

      8. TAXES. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant hereunder, provided Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or, within 20 days after demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal properly or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

      9. INSURANCE. Landlord shall maintain all risk property insurance covering the replacement cost of the Project, commercial liability insurance and rent loss insurance. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. All such insurance shall be included as part of the Operating Expenses charged to Tenant hereunder. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations).

            Tenant, at its expense, shall maintain during the Lease Term a policy or policies of: all risk property insurance coveting the replacement cost of all property and improvements, installed or placed in the



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Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for properly damage, personal injuries, or deaths of persons occurring in or about the Premises. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

            The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

      10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, only the structural soundness of the roof, foundation, and exterior walls of the building of which the Premises are a part in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

      11. TENANT'S REPAIRS. Landlord shall maintain in good repair and condition all parts of the Premises and the parking areas, driveways, alleys, spur tracks, and landscape and grounds surrounding the Premises. Such maintenance shall be at Tenant's cost and expense except as to those repairs for which Landlord is responsible under Paragraph 10. If Tenant leases less than the entire Project, Tenant shall only be responsible for its Proportionate Share of the costs of maintaining any items outside its Premises. Landlord shall at Tenant's expense maintain the heating and air conditioning and other mechanical systems and components of the Premises, including lighting, electrical systems, and plumbing lines and equipment. Tenant shall reimburse Landlord for all such costs and expenses in accordance with the provisions of Paragraph 6 above, except to the extent such repairs and replacements are covered by insurance on the Project under policies naming Landlord as the insured. Landlord may at any time upon Tenant's prior written consent which shall not be unreasonably withheld require Tenant to assume the maintenance and repair obligations set forth in this paragraph as they relate to the Premises. In such case, Tenant, at its own cost and expense, shall enter into and deliver to Landlord maintenance service contracts reasonably acceptable to Landlord with a contractor(s) approved by Landlord for hot water, heating and air conditioning, and other mechanical systems and equipment within or serving the Premises. The service and maintenance contract(s) must include all services required by Landlord and must become effective within 30 days after Landlord's request. In the event Tenant does not so deliver the service contract(s), Landlord shall have the right to contract for said service upon 48 hours prior written notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. Subject to the provisions of Paragraphs 9 and 15, Tenant shall repair and pay for any damage to the Premises or the Project caused by Tenant or Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder, reasonable wear and tear excepted.



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      12. TENANT IMPROVEMENTS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant Improvements") of greater than $25,000 shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld provided that the roof membrane and the structural components and mechanical systems of the Building are unaffected. No alterations, additions or improvements of less than $25,000 shall affect the roof membrane, structural components or mechanical systems of the Building. All Tenant Improvements shall comply with insurance requirements and with applicable laws, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All Tenant Improvements shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All plans and specifications for any Tenant
Improvements shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant Improvements; and Tenant shall reimburse Landlord for its actual, out-of-pocket reasonable costs in reviewing plans and documents and in monitoring construction. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. Landlord's right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At Landlord's request, Tenant shall obtain payment and performance bonds for any Tenant Improvements, the cost of which exceed $100,000 which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance reasonably satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors.

            Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") as it desires provided that such items do not alter the basic character of the Premises or the Project, do not overload or damage the same, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's requirements. Subject to Paragraph 21 below, upon the expiration of the Lease Term. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

      13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent which shall not be unreasonably withheld or delayed provided that the Sign Criteria set forth on Exhibit D has been satisfied. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

      14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. In addition, Tenant shall be entitled to approximately 3.5 unmarked parking spaces per thousand square feet of Premises. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.

      15. FIRE AND CASUALTY DAMAGE. If at any time during the Lease Term, the Premises or the Project is damaged by fire or other casualty, Landlord shall notify Tenant, within 45 days after such damage, as to the amount of time Landlord reasonably estimates it will take to repair such damage. If the amount of such time



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exceeds 6 months, either Landlord or Tenant may elect, upon notice to the other party delivered as soon as practicable but not later than 30 days after Landlord's notice, to terminate this Lease. If neither party elects to terminate this Lease or if Landlord estimates that the, damage will take 6 months or less to repair, Landlord shall promptly repair and reconstruct the improvements, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, except that Landlord shall not be required to repair and reconstruct any fixtures, additions, or other improvements paid for by Tenant; and this Lease shall remain in full force and effect provided that the Lease Term will be extended for a time equal to the period beginning on the date the loss or damage was suffered until the repairs and replacement are completed. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the improvements are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.

            If the Premises or a portion thereof is not usable as a result of damage by fire or other casualty to the Premises or building in which the Premises are located, and Landlord elects to repair and/or reconstruct the damaged improvements, Base Rent and Operating Expenses shall be abated for the period of repair and reconstruction in the proportion which the area of the Premises which is not usable by Tenant bears (as reasonably determined by Landlord and Tenant) to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

            Notwithstanding anything in this Section 15 to the contrary, if Landlord fails to use all reasonable efforts to complete repair and restoration of damage to the Premises within six (6) months after determination of the estimated repair and restoration period Tenant may, at its option, terminate this Lease effective as of the date of damage upon written notice to Landlord given at any time within 10 days after the 180th day after the date of damage to the Premises. If, however, Landlord is unable to complete the repair or restoration to the Premises within 6 months after the use of all reasonable efforts to do so (and such failure is not the result of an event of Force Majeure), Tenant shall have no right to terminate the Lease unless Landlord fails to complete the repair or restoration within 270 days after the date damage occurs, in which event Tenant may terminate this Lease upon written notice to Landlord given at any time within 10 days thereafter. If as a result of an event of Force Majeure, Landlord is unable to complete the repair and restoration to the Premises within six months after determination of the estimated repair and restoration period, Landlord shall continue to use its best efforts to complete the work of repair and restoration and Tenant shall have no right to terminate this Lease unless Landlord fails to complete work of repair and restoration within 12 months after the determination of the estimated repair and restoration period.

      16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with use of the Premises as reasonably determined by Tenant or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant, as the case may be this Lease shall terminate and Base Rent and Operating Expenses shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses payable hereunder during the unexpired Lease Term shall be reduced by the proportion that the square footage taken bears to the total square footage of the Premises. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

      17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless Tenant's ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided
(x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease, not to exceed $1,000 in each case. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 10 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

            It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a reasonable net worth as determined by Landlord in its sole discretion; (iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (v) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vi) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (vii) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criterion are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

            Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

            If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

      18. INDEMNIFICATION AND WAIVER. Except for the negligence or willful misconduct of Landlord, its agents, employees, or contractors and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Paragraph 18.

                                   ADDENDUM 6

                            CAP ON OPERATING EXPENSES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                           DATED JUNE 5, 1995, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST

                                       and

                               PHASE METRICS, INC.


          Once the Base Year has been established, Tenant shall not be obligated to pay for increases in Operating expenses in any year to the extent they have increased by more than ten percent (10%) from the prior year. The base year as defined herein shall be the first full year of stabilized occupancy of the project and full assessment for real estate tax purposes. For purposes of this Addendum, Operating Expenses shall mean all operating expenses defined in Paragraphs 6, 7, and 8 of the Lease. In no event, however, shall expenses or utility costs which are separately metered be subject to a cap. Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of this Lease.

            Notwithstanding the above, after full assessment, Tenant shall not be obligated to pay for increases in real estate taxes of more than 2% per year. In the event of a sale of the Premises during the original Term of this Lease, the Tenant shall not be required to pay for increases in real estate taxes of more than 25% on a cumulative basis during the original Term of this Lease.

                                   ADDENDUM 7

                       LANDLORD'S ENVIRONMENTAL DISCLOSURE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                           DATED JUNE 5, 1995, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST

                                       and

                               PHASE METRICS, INC.


            Landlord has delivered to Tenant the Environmental Reports described below. It is understood by Tenant, that Landlord has not made any independent investigations to confirm the accuracy or completeness of the Environmental Reports, and Landlord makes no representation or warranty as to the accuracy of such reports. Tenant agrees to keep the Environmental Reports confidential and not to disclose the contents thereof to any other party without the prior written consent of Landlord.

            ENVIRONMENTAL REPORTS: Phase I Environmental Site Assessment for the Bayside Business Park dated December 8, 1993 Project No. 5093-1106M prepared by SWL Environmental Services.

                                    EXHIBIT A

                              PLAN OF THE PREMISES


                                    ATTACHED

                                   [diagram]

                                    EXHIBIT B

                                   FLOOR PLAN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                           DATED JUNE 5, 1995, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST
                                       and
                               PHASE METRICS, INC.


      The premises shall be constructed generally in accordance with the preliminary floor plan (attached hereto) drawn by TSH Architects and dated March 8, 1995. Attached as Exhibit C is the Work Letter Agreement which defines the level of finishes Landlord is prepared to include with this tenant improvement.

      Landlord acknowledges that Tenant's architect, J. Wolcott, will be making certain modifications to the preliminary floor plan, and Landlord shall have the right to review and approve any and all such modifications, together with the final plans for all of Tenant's improvement work. Landlord shall not unreasonably withhold its consent to the modifications to the preliminary floor plan or the Final Plan.

                                   [diagram]

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                           DATED JUNE 5, 1995, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST
                                       and
                               PHASE METRICS, INC.


            Landlord's required completion date for the final plans is June 30, 1995. Improvements shall be constructed in accordance with these plans and incorporate the tenant improvement standards as set forth below and the attached Bayside Corporate Center tenant finish standards.

Tenant Improvement Standards.

            (a)   Office Area

1. Carpet throughout the office area for ceramic tile in the restrooms and vinyl composition tile in the mail, computer, storage, connector link, lunch area and lab area. Carpet shall consist of 30 ounce direct glue down carpet by Design Weave, or comparable, without pad. Tenant shall have choice of colors for the various finishes.

2. Suspended acoustical ceiling consisting of 2' x 4' exposed grid at 10' in height. The office adjacent to the store fronts shall have ceilings at 12' in height.

3.    Recessed fluorescent lighting fixtures, to code.

4. Heating, ventilating and air conditioning throughout. Provide exhaust fans at restrooms and lunchrooms.

5. Doors and partitions as shown with partitions to be textured finished drywall except for glass portions as shown. Doors are B-3 prefinished Birch, solid core with 20-minute label nine (9') feet high with 2' side lights.

6. Standard bathroom fixtures as shown. Toilet paper dispenser, paper towel/trash dispensers, toilet seat cover dispensers, sanitary napkin disposal.

7. Electrical service as shown with standard switching. Telephone outlets include pull wire, cable provided by others.

8.    Blinds will be provided on all exterior windows.

9. Plastic laminate upper/lower cabinets in lunchroom. Landlord shall provide dishwasher at Tenant's expense.

            (b)   Assembly/Stores Area

1. Standard chain hung strip fluorescent lighting 10' off finish floor (no drop ceiling).

2.    All walls to be firetaped and painted.

3.    Electrical service as shown.

4.    Dump HVAC throughout.

5.    VCT floor covering.

            (c)   Shipping/Receiving/Inspection/Machine Shop Areas

1. Standard chain hung strip fluorescent lighting 12' off finish floor (no drop ceiling).

2.    All walls to be firetaped and painted.

3.    Electrical service as shown.

4.    Dump HVAC throughout.

5.    Sealed concrete floor.

6.    All walls to be firetaped and painted.

            (d)   Buyoff Area

1. Suspended acoustical ceiling consisting of 2' x 4' exposed grid at 10' in height.

2.    Recessed fluorescent lighting fixtures, to code.

3.    Heating, ventilating and air conditioning throughout.

4.    Vinyl composition floor covering throughout.

5.    Electrical service as shown with standard switching.

            (e)   Exclusions

            The tenant improvement standards do not include the following items:

1.    Electrical data gathering lines or security equipment.

2.    Telephonic or other communications equipment and cabling.

                                    EXHIBIT D

                                  SIGN CRITERIA

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                           DATED JUNE 5, 1995, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST

                                       and

                               PHASE METRICS, INC.

WINDOW IDENTIFICATION SIGNS:

Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant. All other copy in this are except for logos or symbols will be mat white vinyl pressure sensitive letters.

Copy must start at 5' from grade, working down to no more than 3 1/2' from grade. Sign layout including copy, sizes and color must be approved by the building management. Management reserves the right to deny any copy or color it considers unsuitable.

One security decal only may be applied to the front door glass in the lower corner if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

A monument directory sign has been provided for each building. If only one Tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory sign area for their pressure sensitive, matte, Pearl Gray vinyl letters with a letter height suitable for the area allowed, and logo if so desired, also in Pearl Gray.

If two or more Tenants occupy a building, signs shall be shared equally by the number of tenants within the building, utilizing pressure sensitive, matte, pearl Gray vinyl letters with a letter height suitable for the area allowed. A logo will be allowed if so desired, to the left of the company name also in Pearl Gray. A thin line will divide the areas between tenants.

REAR LOADING SIGNS:

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" x 24" aluminum panel adjacent to the rear doors. The aluminum panel shall be painted gray to match the building.

Copy shall consist of 3" white vinyl capital letters only in Futura Bold style. Company names and logos only are allowed.

Management reserves the right to deny any copy it considers unsuitable. Layout is to be approved by building management. The cost of all lettering and logos will be the responsibility of the Tenant. No other signs are allowed in the windows or doors.

                                    EXHIBIT E

                                    SCHEDULE

            The following schedule summarizes the required dates referenced in Addendum 2, Paragraph (d) as approved by JWA and Landlord:

                  KEY DATES         DELIVERIES

                  June 9            Approved space study

                  June 30 Complete construction documents (A&E): issue drawings for bid

                  July 13           Review construction bids

                  July 20           Award construction contract

                  July 24           Receive permits.  Begin constructions.

                  October 9         Construction to be completed eleven (11)
                                    weeks from receipt of permit